Exhibit 32.1

SECTION 1350 CERTIFICATION

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of QRS Corporation (the “Company”), that, to his or her knowledge:

(1)	The Quarterly Report of the Company on Form 10-Q for the period ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

/s/ ELIZABETH A. FETTER
Elizabeth A. Fetter President and Chief Executive Officer November 9, 2004

/s/ DAVID B. COOPER, JR.
David B. Cooper, Jr. Senior Vice President, Chief Financial Officer November 9, 2004